UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): November 21, 2013

5BARz INTERNATIONAL, INC.

(Exact name of registrant as specified in its charter)

Nevada	000-53778	26-4343002
(State or other jurisdiction of	(Commission File Number)	(IRS Employer Identification No.)
incorporation)

1218 Third Ave., Suite 505 Seattle, Washington
(Address of principal executive offices)

(877) 723-7255

Registrant’s telephone number, including area code

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ]	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[ ]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[ ]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02 Departure of Directors or Certain Officers: Election of Directors; Appointment of Certain

Officers; Compensatory Arrangements of Certain Officers

On November 21, 2013 the Board of Directors of the registrant appointed Dr. Gil Amelio to the Position of “Chairman of the Board of Directors”, effective immediately.

In addition to Dr. Amelio’s appointment to the position of Chairman, Dr Amelio was also appointed as a member of the Audit Committee and Compensation Committee of the Board of Directors.

Dr. Amelio currently serves on the boards of InterDigital, Inc. and Galectin Therapeutics. A former director and chairman of the Semiconductor Industry Association, he served as advisor to the Malaysia Multimedia Super Corridor and to Malaysia’s Prime Minister from 1996 to 2009. Dr. Amelio was a Director of Chiron (1991 to 1996) and PTG-SBC-AT&T, Inc. (1995 to 2013) and served as Lead Director from 2009 through 2010. He also served on the boards of Sematech and the American Film Institute. From 2004 through 2006 Dr. Amelio was appointed a Director of Apple Inc. and from 2005 through 2006 CEO of Apple Inc.

Prior to becoming the Chairman of the Board of Directors of 5BARz International Inc., Dr. Amelio served as a member of the Advisory Board of the Company since March 1, 2012. Dr. Amelio receives a monthly retainer of $10,000 per month. In addition, Dr. Amelio holds 3,000,000 options to acquire shares in the common stock of the Company at a price of $0.10 per share, maturing May 17, 2016.

Item 9.01                    Financial Statements and Exhibits

Exhibit

Number               Description

99.1 Press release dated November 21, 2013.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

5BARz INTERNATIONAL, INC. (Registrant)

Date: November 26, 2013	By:	/s/ Daniel Bland
Name: Daniel Bland
Title: Chief Executive Officer